UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2015

ID Global Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

160 East Lake Brantley Drive, Longwood, Florida 32779

(Address of principal executive offices) (zip code)

407-951-8640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Item 2.03         Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

Item 3.02         Unregistered Sales of Equity Securities

As previously reported, from June 25, 2015 through June 30, 2015, ID Global Solutions Corporation (the “Company”) entered into and closed Securities Purchase Agreements with several accredited investors pursuant to which the accredited investors invested $700,000 (the "First Closing") into the Company in consideration of Secured Convertible Debentures and common stock purchase warrants to acquire an aggregate of 15,400,000 shares of common stock. On July 29, 2015, the Company entered into and closed Securities Purchase Agreements with several accredited investors pursuant to which the accredited investors invested $190,000 (the "Second Closing” and together with the First Closing, the “Offering") into the Company in consideration of Secured Convertible Debentures and common stock purchase warrants to acquire an aggregate of 4,180,000 shares of common stock. The warrants are exercisable for a period of five years at an exercise price of $0.05 subject to antidilution protection

The Secured Convertible Debentures bear interest of 10%, are payable on the earlier of the Company closing a financing in excess of $2,000,000 or one year from the date of issuance. The Secured Convertible Debentures are convertible into shares of common stock at $0.03 per share subject to antidilution protection. In the event the Secured Convertible Debentures are not paid in full by the maturity date, then the Company shall be obligated to make a monthly cash payment to the holder as liquidated damages in the amount equal to 2% of the principal and interest outstanding. The Company at its sole option may pay such liquidated damages in shares of common stock of the Company equal to the amount payable divided by the weighted average market price for the five days prior to the payment. Such liquidated damages will be paid on a monthly basis until this debenture is paid in full. The Secured Convertible Debenture is secured by all assets of the Company. Each of the accredited investors have individually agreed to restrict their ability to convert the Secured Convertible Debentures or exercise their Common Stock Purchase Warrants and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on Secured Convertible Debentures in the principal amount of $890,000 in connection with the Offering. The Secured Convertible Debentures are a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

In connection with the Offering, the Company paid Network 1 Financial Securities, Inc. (“Network”), a registered broker-dealer, a cash fee of $71,200 and issued Network 1,866,666 shares of common stock of the Company.

All of the offers and sales of securities listed above were made to accredited investors and the Company relied upon the exemptions contained in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to a limited number of persons, each of whom was an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01         Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement by and between ID Global Solutions Corporation and the June 2015 Investors (1)
4.2	Form of Security Agreement by and between ID Global Solutions Corporation and the June 2015 Investors (1)
4.3	Form of Secured Convertible Debenture issued to the June 2015 Investors (1)
4.4	Form of Common Stock Purchase Warrant issued to the June 2015 Investors (1)

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID Global Solutions Corporation

Date: July 29, 2015	By:	/s/ Thomas R. Szoke
	Name:	Thomas R. Szoke
	Title:	Chief Executive Officer